UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2015

PHARMACYCLICS, INC.
(Exact Name of Registrant as specified in Charter)

Delaware	000-26658	94-3148201
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

In December 2011 Pharmacyclics, Inc. (“Pharmacyclics”) and Janssen Biotech, Inc. and its affiliates (“Janssen”), one of the Janssen Pharmaceutical companies of Johnson & Johnson, entered into a Collaboration Agreement (the “Agreement”) for the development and commercialization of IMBRUVICA®.  Under the Agreement, Pharmacyclics recognizes product revenue in the United States and Janssen will recognize product revenue outside the United States.  Pre-tax profits or pre-tax losses from the commercialization of IMBRUVICA resulting from the collaboration are shared 50% / 50% between the companies.

Today, January 20, 2015, Johnson & Johnson reported their results for the fourth quarter and full year ended December 28, 2014, and as part of that announcement they disclosed net revenue for IMBRUVICA worldwide and for the United States. The  net revenue for IMBRUVICA in the United States announced by Johnson & Johnson was calculated based on an approximation of Johnson & Johnson’s 50% US IMBRUVICA profit share, which is calculated as US IMBRUVICA Net Product Revenue less, Cost of Goods Sold less, Distribution Expenses less, US Commercialization Expenses as allowed under the Collaboration Agreement.

The information in this Item 7.01 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be incorporated by reference into future filings by the Company under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.  This Item 7.01 will not be deemed an admission as to the materiality of any information in this Item 7.01 that is required to be disclosed solely by Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

January 20, 2015

PHARMACYCLICS, INC.
By:	/s/ Manmeet Soni
Name: Manmeet Soni
Title: Chief Financial Officer